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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-101125, pertaining to the 2002 Qualified Stock Plan and the 2002 Qualified Employee Stock Purchase Plan, of our report dated January 29, 2001, with respect to the consolidated statements of operations, stockholders' equity, and cash flows of Komag, Incorporated, and the related financial statement schedule for the year ended December 31, 2000 included in this Annual Report (Form 10-K) for the year ended December 29, 2002.

                                                               Ernst & Young LLP



San Jose, California
March 10, 2003